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                                   Exhibit 10

                        TRANSACTION RESTRUCTURE AGREEMENT

         This Transaction Restructure Agreement (the "Agreement") is made and entered into as of September 30, 2001 by and between Nurescell Inc. ("Nurescell"), Advanced Technology Industries, Inc. ("ATI") and ATI Nuklear AG ("AG") (formerly named "Nurescell AG"), with respect to the following facts and circumstances:

         A. Nurescell and AG have previously entered into a "License Agreement" dated as of August 15, 2000 (the "License Agreement") and an "Investment Agreement" dated as of August 17, 2000 (the "Investment Agreement").

         B. Subsequently, Nurescell, ATI and/or AG entered into additional agreements, including an "Agreement," a second "License Agreement," a "Convertible Promissory Note" and a "Security Agreement" (collectively, the "Subsequent Agreements") which, among other things, purported to cancel the License Agreement and the Investment Agreement.

         C. For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, ATI, Nurescell and AG now desire to restructure their relationships in the following respects.

                  1. CANCELLATION OF THE SUBSEQUENT AGREEMENTS. The Subsequent Agreements are hereby canceled in their entirety and are of no further force or effect. As a result of such cancellation, the License Agreement and Investment Agreement are hereby reinstated, subject to the modifications described below.

                  2. AMENDMENT OF THE INVESTMENT AGREEMENT. The parties hereby agree that the Investment Agreement is amended as follows:

                  (a) All references to "Nurescell AG" therein shall be changed to refer to "ATI Nuklear AG."

                  (b) Sections 1, 4, 5, 6 and 7 of the Investment Agreement are hereby deleted in their entirety, as a result of which the sole purpose of the Investment Agreement is to provide for AG's call option and matters related thereto.

             Except as expressly set forth above, all of the terms and provisions of the Investment Agreement shall remain in full force and effect.

                  3. AMENDMENT OF THE LICENSE AGREEMENT. The parties hereby agree that the License Agreement is amended as follows:

                  (a) All references to "Nurescell AG" therein shall be changed to refer to "ATI Nuklear AG."


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                  (b) Section 4 of the License Agreement is hereby amended to add the following Section 4.3 at the end thereof:

                  " 4.3 (a) In addition to the payments under Section 4.1 above, Licensee or ATI shall pay Licensor a royalty for the utilization of the Technology in the amount of eight percent (8%) of the Net Sales of the Technology by Licensee and/or ATI. "Net Sales" is hereby defined as gross sales, less discounts, rebates, credits, returns and freight. In the event that the Technology is incorporated in a product, the royalty shall be computed on the entire price of the product, as well as the coating or application of the product on another substance or substances. In the case of sub-licenses, the royalty shall be computed on the gross amount received by Licensee or ATI from the sub-licensee. In the event that any contract or agreement provides for services or products in addition to the Technology or products incorporating the Technology, the royalty shall be computed only upon that portion of the contract price attributable to the Technology or any product incorporating the Technology and the application or coating thereof on another substance or substances. In the event of any disagreement as to the manner in which the royalty is determined pursuant to this Section 4.3, the parties shall select a mutually agreeable certified public accountant licensed to practice in the State of California who shall determine the amount of the royalty in accordance with the provisions of this Section and said determination shall be binding upon the parties. The cost of said accountant shall be borne equally by the parties.

                  (b) The above royalty shall be remitted to Licensor for each calendar month no later than the tenth (10th) day of the following calendar month together with a report specifying the name and address of the customer purchasing the Technology or any product in which it is incorporated, the Net Sales amount, and the amount of the royalty. In the event the Technology or any product in which it is incorporated is included in any agreement or contract which provides for the furnishing of other services or products, the allocation of the Net Sales amount attributable to the Technology shall be set forth in reasonable detail together with the method of allocation of the total contract price. In the case of sub-licensees, the sub-license agreement shall be provided to Licensor upon execution and the amount of sub-royalties received from the sub-licensees shall be set forth in each monthly report.

                  (c) Licensor shall have the right, upon reasonable notice to ATI and/or Licensee, to inspect all books and records of ATI and/or Licensee relevant to the determination of the foregoing royalty; provided, however, that said inspection shall not be conducted more than once in any twelve (12) month period. In the event that said inspection reveals that ATI and/or Licensee has underpaid the royalty, ATI or Licensee shall remit to Licensor the additional royalty which is due. In the event that any underpayment is more than five (5%) percent of the total royalties paid by ATI and/or Licensee within the prior twelve (12) month period, ATI or Licensee shall pay all costs and expenses of Licensor in conducting said inspection, including, but not limited to, the fees of independent auditors or accountants retained by Licensor to conduct such investigation. In addition, interest at the rate of ten percent (10%) per annum shall be paid by ATI or Licensee to Licensor on all underpayments from the date that such payments were due to the date such underpayment is paid."


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                  (c) In paragraph (b) of Section 6.3 of the License Agreement, the reference to "paragraph 4.1" is hereby changed to "Section 4."

                  (d) The description of geographic area in Exhibit B to the License Agreement is hereby deleted in its entirety and replaced with the following:

                  "The geographic area subject to the License Agreement shall consist of the European Union, the British Isles, the Russian Federation, Uzbekistan, Kyrgyzstan, Afghanistan, Pakistan, Kazakhstan, Iran, Turkey, Ukraine, The Baltic Republics, Georgia, Poland, Hungary, Czech, Slovakia, Slovenia, Egypt, South Africa, Israel, Algeria, Libya, the UAE, Iraq, Lebanon, Saudi Arabia, and Kuwait."

              Except as expressly set forth above, all of the terms and provisions of the License Agreement shall remain in full force and effect.

            4. OTHER MATTERS BEING AGREED UPON. In addition to the foregoing, the following agreements are hereby entered into:

            (a) In consideration of ATI's agreements in paragraphs (b) and (e) below, Nurescell hereby transfers, conveys and assigns to ATI all of Nurescell's right, title and interest in and to AG. Nurescell shall properly assign to ATI any documents indicating ownership in AG, including, but not limited to, stock certificates. Nurescell shall also execute and cause to be filed with the German Handelsregistry and any other German agency any documents necessary to reflect the transfer of its interest in AG to ATI.

            (b) In consideration of Nurescell's transfer of its interest in AG, ATI agrees that Nurescell is hereby released from any and all past, present and future obligations, whether past due or otherwise, with respect to the funding of AG.

            (c) In consideration of AG's agreement in paragraph (d) below, Nurescell hereby agrees that all payments required of AG pursuant to Section 4.1 of the License Agreement are deemed paid in full.

            (d) In consideration of Nurescell's agreement in paragraph (c) above, AG agrees that Nurescell is hereby released from any and all past, present and future obligations, whether past due or otherwise, with respect to the funding of AG.

            (e) In consideration of Nurescell's transfer of its interest in AG, ATI agrees that commencing on the date of this Agreement and continuing to December 31, 2001, ATI agrees to advance to Nurescell the sum of $6,000 per month, which Nurescell shall utilize to pay necessary business expenses, including rent, director and officer insurance, product liability insurance,



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liability insurance, and such other insurance as Nurescell presently has in place (except medical insurance, disability insurance, or life insurance upon any officer or employee of Nurescell); provided, however, that none of such funds shall be used for the payment of any salary or benefits to any officer or employee of Nurescell (although such funds may be used to reimburse such persons for reasonable business expenses approved by Nurescell's Board of Directors). Nothing herein shall prevent Nurescell's Board of Directors from approving payment to any consultant or other third party retained by Nurescell for the purposes of testing, marketing, selling, or manufacturing any product of Nurescell. ATI may, in its sole discretion, advance additional sums to Nurescell to be utilized in paying its operating expenses.

            (f) In further consideration of the amendment to the License Agreement described in Section 3(b) above, Nurescell agrees to pay AG $1 million, as evidenced by a secured promissory note in the form of the attached Exhibit "A."

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           Nurescell Inc.

                                           By:
                                           Title:

                                           Advanced Technology Industries, Inc..

                                           By:
                                           Title:

                                           ATI Nuklear AG

                                           By:
                                           Title: